UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: March 20, 2006
(Date of earliest event reported)

Hometown Auto Retailers, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-24669	06-1501703
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1309 South Main Street, Waterbury, CT		06706
(Address of principal executive offices)		(Zip Code)

(203) 756-1300
(Registrant's telephone number, including area code)

______________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 - Other Events.

On March 20, 2006 the Registrant concluded that the income from certain extended warranty and extended warranty reimbursement insurance policies generated in Connecticut was no longer required to be recognized over the period of the contract. Prior to July 1, 2003, Connecticut dealerships were considered to be “extended warranty providers” because they did not qualify for any of the exclusions applicable to the retail seller of the extended warranty. Effective on July 1, 2003, the Connecticut law applicable to extended warranties was amended to provide that an “extended warranty provider” means a person who issues, makes, provides or offers to provide an extended warranty but that person must also be “contractually obligated to provide service under such extended warranty”. The administrator of the extended warranties sold by the Registrant has confirmed that the Registrant is not contractually obligated to provide service under the extended warranties that they sell. Therefore the Registrant is no longer liable as the “extended warranty provider” under the extended warranties that they sell. The Registrant has determined that it is no longer necessary to recognize the commissions that it receives from the sale of such extended warranties over the period of the warranty contract.

The Registrant therefore intends to restate certain financial information in the Form 10-K to be filed for the fiscal year end December 31, 2005. The effect of this restatement will be to increase pre-tax income $313,000 and $224,000 for the years ended December 31, 2004 and 2003, respectively. The after tax effects will be to increase net income by $187,000 and $135,000 for the years ended December 31, 2004 and 2003, respectively. The effect of these adjustments will be to increase basic and diluted earnings per share by $0.03 and $0.02 for the years ended December 31, 2004 and 2003, respectively.

Deferred revenue recorded as of June 30, 2003, will continue to be taken into income over the remaining life of the contract. At December 31, 2005, Hometown had $317,000 of related deferred revenue remaining. This deferred revenue will be recognized over the next three years as follows: 2006 - $191,000, 2007 - $100,000 and 2008 - $26,000. These revenues will be recorded in Revenues, Other in the Statement of Operations. The recognition of deferred revenues does not generate a cash tax effect as the recording of deferred revenues generates a deferred tax asset; therefore the recognition of this income causes a reduction of deferred tax assets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOMETOWN AUTO RETAILERS, INC.
Date: March 21, 2006	By: /s/Corey Shaker Corey Shaker, President and Chief Executive Officer